Exhibit 99.2

Rural Cellular Corporation

Restating Previously Released 2nd Quarter Financial ResultsTeleconference Script

August 20th, 2002

Teleconference Administrative Topics

CHRIS BORAAS

•                  Good morning, everyone.

•                  I would like to again remind you that this call is being broadcast live through our Web site, at WWW.RCCWIRELESS.COM.

•                  An archive will also be available in the investor relations section of our Web site.

•                  In addition, a dial-in replay will be available through August 26th, 2002, after the completion of this call.

•                  The required information to log into this replay is included in our press release issued last night.

•                  A Form 8-K will also be filed today including as exhibits the text from today’s teleconference and our press release restating our previously released second quarter financial results.

•                  Presenting this morning will be Richard Ekstrand, RCC’s President and CEO, and Wesley Schultz, RCC’s chief financial officer.

•                  Following the opening remarks, Rick and Wes will be available to take your questions.

•                  Before we begin, I want to state that any comments about RCC’s future prospects are forward-looking and therefore involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the successful integration of acquired operations with RCC’s existing operations, the ability to negotiate favorable roaming agreements, the ability to service debt, the resolution of certain network technology issues and other factors discussed from time to time in RCC’s  Report on Form 10-K for the year ended December 31, 2001 and other filings with the Securities and Exchange Commission.

•                  And with that, I’ll turn it over to Rick Ekstrand.

RICK EKSTRAND

•                    Good morning everyone.

•                    As most of you know, on August 15, 2002 we filed an extension with the SEC regarding our second quarter 10-Q filing.

•                    At the time we held our second quarter earnings conference call, on Tuesday, August 6th, we fully anticipated certifying and filing our 10-Q on time.

•                    However, an issue regarding the accounting for a derivative transaction surfaced subsequent to our 2nd quarter conference call and press release.

•                    The issue was the transaction’s qualification for hedge accounting treatment under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.”

•                    We have been working closely with our independent auditors, Deloitte & Touche, since this issue first came to our attention to determine the appropriate accounting treatment.

•                    The purpose for this call is to give you some background on the derivative transaction in question, a description of the accounting treatment and to answer any questions you may have.

•                    And with that, I’ll turn it over to Wesley Schultz, RCC’s chief financial officer.

WESLEY SCHULTZ

•                    Thanks, Rick.

•                    The first thing I want to mention is that the restatement is not related to any operational aspect of our business and does not impact revenue or EBITDA in any way.

•                    Further, the resulting adjustments to interest expense are non-cash and have no impact on our bank covenants.

•                    Only one derivative transaction is in question, which is the swaption we entered into in March 2001.

•                    The swaption relates to our 9 5/8% senior subordinated notes.

•                    These notes have an embedded call option that has increased in value as interest rates have fallen since we issued the notes back in May of 1998.

•                    In March of 2001, we decided to monetize or “cash in” the value of the embedded call option by entering into the swaption transaction with a banking counter party.

•                    At the time we entered into the transaction we were advised by the counterparty to the transaction and our auditors that the transaction qualified for hedge accounting treatment under SFAS No. 133 and we reported it that way.

•                    It is important to appreciate that we would have entered into the swaption even if it didn’t qualify for hedge accounting treatment.

•                    During the final stages of this year’s second quarter review by our auditors, Deloitte & Touche, we were advised that the “swaption” did not qualify for hedge accounting treatment.

•                    The underlying terms and conditions of the swaption have not changed in any way.

•                    The reasoning behind the swaption was as follows;

•                    The 9 5/8% senior subordinated notes mature on May 15, 2008 and are redeemable at a premium, in whole or in part, at our option, at any time on or after May 15, 2003.

•                    Under certain conditions, it could become economically desirable for us to redeem the notes.

•                    In order to monetize the asset value of the call option that had been created by lower interest rates, we entered into a “swaption” with respect to these notes.

•                    The counterparty purchased the swaption from us on March 1, 2001 and paid us $8.7 million.

•                    On March 13, 2003, the counterparty is entitled to make a one-time election to exercise its right to receive a quarterly payment based on a rate of 9.625% per annum on the notional amount of the swaption.

•                    In return, the counterparty will pay RCC a quarterly payment based on LIBOR plus 1.50% per annum on that notional amount.

•                    If exercised in March of 2003, the swaption terminates on March 15, 2008.

•                    The determination at March 31 of last year, the first reporting period after the transaction was entered into, was that this transaction qualified as a hedgeable item under SFAS No.133.

•                    Since that time, we have accounted for the transaction using hedge accounting treatment.

•                    After further review by RCC management, in consultation with Deloitte & Touche, we determined that our initial assessment was incorrect and the swaption does not qualify for hedge accounting treatment.

•                    So what does this mean?

•                    As a hedgeable transaction, the change in liability value of the swaption is offset by the change in asset value of the embedded call option in the notes on a mark to market basis at the end of each quarter.

•                    Now, not qualifying for hedge accounting treatment, we can no longer net the change in value of the embedded call option against the derivative liability.

•                    When we reported our second quarter results on August 5, 2002, we had offset the change in value of the embedded call option against the change in derivative liability just as we had done since the transaction was entered into in March of 2001.

•                    The change to non-hedge accounting treatment increases interest expense by $4.6 million for the quarter ended June 30, 2002, with a corresponding increase in the amount of the derivative liability.

•                    These changes are reflected in our revised press release and our 10-Q filed on Monday, August 19, 2002.

•                    As I said earlier this change is unrelated to any operational aspect of our business and does not impact revenue or EBITDA in any way and these adjustments to interest expense are non-cash and have no impact on our compliance with bank covenants.

•                    In addition, we also intend to restate our full-year 2001 and 1st quarter of 2002 financial results.

•                    Although we believe the changes involved are relatively small compared to what was previously reported for those periods, we also believe that making the correction is the right thing to do.

•                    The increase to interest expense for all of 2001 and the three months ended March 31, 2002 was $1.4 million and $0.3 million respectively.

•                    The cumulative impact to interest expense for last year and the first two quarters of this year and the derivative liability balance as of June 30, 2002 is approximately $6.35 million.

•                    In conclusion, it is important for you to understand that the determining factor for us entering into the swaption was not whether it qualified for hedge accounting treatment.

•                    Since we had decided to monetize the asset value of the call option, we would have entered into the transaction whether or not it qualified for hedge accounting treatment.

•                    The underlying terms and conditions of the swaption are unchanged.

•                    This only changes the accounting treatment for this one transaction.

•                    This is a very complex accounting issue as SFAS No. 133 is a very technical standard and this issue is not at all related to our operations, revenue or EBITDA.

•                    Thank you and with that I will turn it back to the operator who will poll you for any questions.

Rick Ekstrand — Concluding remarks

•                    I would like to reiterate that this is a non-cash item, related to a complex accounting standard that was brought to our attention after we had already reported our results for the 2nd quarter.

•                    Although the amounts may not be significant from an investor’s point of view, we intend to handle this matter in a manner that is up front with the markets as well as correct from an accounting perspective.

•                    Thank you for joining us today.